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                                        SPICE ENTERTAINMENT COMPANIES, INC.

                                          Subsidiaries of the Registrant


                                                                                     State or Jurisdiction of
                     Subsidiary                                                            Incorporation
-----------------------------------------------------                          --------------------------------------

DOMESTIC:

         CPV Productions, Inc.                                                          Delaware

         Cyberspice, Inc.                                                               Delaware

         Magic Hour Productions, Inc.                                                   Delaware

         Spice Direct, Inc.                                                             Delaware

         Spice International, Inc.                                                      Delaware

         Spice Networks, Inc.                                                           New York

         Spice Productions, Inc.                                                        Nevada



FOREIGN:

         The Home Video Channel Limited                                                 England and Wales

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